EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2011, relating to the financial statements of CTE Petrochemicals Company, appearing in the Annual Report on Form 10-K of Celanese Corporation for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
April 26, 2011